Verisign Reports Fourth Quarter and Full Year 2018 Results

RESTON, VA - Feb. 7, 2019 - VeriSign, Inc. (NASDAQ: VRSN), a leader in domain names and internet infrastructure, today reported financial results for the fourth quarter and full year 2018.

Fourth Quarter GAAP Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $307 million for the fourth quarter of 2018, up 4.0 percent from the same quarter in 2017. Verisign reported net income of $182 million and diluted earnings per share (diluted “EPS”) of $1.50 for the fourth quarter of 2018, compared to net income of $103 million and diluted EPS of $0.83 for the same quarter in 2017. The operating margin was 63.1 percent for the fourth quarter of 2018 compared to 59.7 percent for the same quarter in 2017.

Fourth Quarter Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $191 million and diluted EPS of $1.58 for the fourth quarter of 2018, compared to net income of $119 million and diluted EPS of $0.96 for the same quarter in 2017. The non-GAAP operating margin was 66.7 percent for the fourth quarter of 2018 compared to 64.1 percent for the same quarter in 2017. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

2018 GAAP Financial Results
For the year ended Dec. 31, 2018, Verisign reported revenue of $1.21 billion, up 4.3 percent from $1.17 billion in 2017. Verisign reported net income of $582 million and diluted EPS of $4.75 in 2018, compared to net income of $457 million and diluted EPS of $3.68 in 2017. The operating margin for 2018 was 63.2 percent compared to 60.7 percent in 2017.

2018 Non-GAAP Financial Results
Verisign reported, on a non-GAAP basis, net income of $620 million and diluted EPS of $5.05 for 2018, compared to net income of $492 million and diluted EPS of $3.96 for 2017. The non-GAAP operating margin for 2018 was 67.5 percent compared to 65.3 percent for 2017.

On Dec. 5, 2018, Verisign completed the previously announced sale of the rights, economic benefits, and obligations, in all customer contracts related to its Security Services business to NeuStar, Inc. The sale resulted in a pre-tax, non-operating gain of $54.8 million, which for fourth quarter and full year 2018, increased GAAP net income, and non-GAAP net income by $52.0 million and $42.8 million, respectively. The gain increased GAAP diluted EPS and non-GAAP diluted EPS by $0.43 and $0.36 in the fourth quarter and by $0.43 and $0.35 for full year 2018. These increases are included in the results above.

“2018 was a strong year for Verisign. The domain name base and revenues grew; we divested non-core assets; and we repurchased 4.4 million of our shares. Significantly, in October, we executed an amendment to the Cooperative Agreement with the Department of Commerce, which gives Verisign the approval to engage with ICANN to amend the .com Registry Agreement to allow Verisign to increase .com domain name registration and renewal fees. The amendment also provides regulatory reduction that allows for a standard renewal of the .com Registry Agreement, which occurs every six years, to proceed without review and approval by the Department of Commerce” said Jim Bidzos, Executive Chairman, President and Chief Executive Officer.

Financial Highlights

•	Verisign ended 2018 with cash, cash equivalents, and marketable securities of $1.27 billion, a decrease of $1.15 billion from year-end 2017.

•
Cash flow from operations was $219 million for the fourth quarter of 2018 and $698 million for the full year 2018 compared with $199 million for the same quarter in 2017 and $703 million for the full year 2017.

•	Deferred revenues on Dec. 31, 2018, totaled $1.02 billion, an increase of $19 million from year-end 2017.

•
During the fourth quarter, Verisign repurchased 1.2 million shares of its common stock for $175 million. During the full year 2018, Verisign repurchased 4.4 million shares of its common stock for $600 million.

•
Effective Feb. 7, 2019 the Board of Directors approved an additional authorization for share repurchases of approximately $603 million of common stock, which brings the total amount to $1.0 billion authorized and available under Verisign’s share repurchase program, which has no expiration.

Business Highlights

•
On Oct. 26, 2018, Verisign and the U.S. Department of Commerce (“DOC”) entered into Amendment 35 to the Cooperative Agreement, which, among other items, permits Verisign, without further approval of the DOC, to agree with the Internet Corporation for Assigned Names and Numbers (“ICANN”) to change the .com Registry Agreement to increase wholesale prices for .com domain names up to 7 percent in each of the last four years of each six-year period of the .com Registry Agreement.

•
Verisign ended the fourth quarter with 153.0 million .com and .net domain name registrations in the domain name base, a 4.5 percent increase from the end of the fourth quarter of 2017, and a net increase of 1.29 million registrations during the fourth quarter of 2018.

•	In the fourth quarter, Verisign processed 9.5 million new domain name registrations for .com and .net, as compared to 9.0 million for the same quarter in 2017.

•
The final .com and .net renewal rate for the third quarter of 2018 was 74.8 percent compared with 74.4 percent for the same quarter in 2017. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Non-GAAP Financial Measures and Adjusted EBITDA
Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, management typically discloses and discusses certain non-GAAP financial information in quarterly earnings news releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: stock-based compensation, unrealized gain/loss on the contingent interest derivative on the subordinated convertible debentures, non-cash interest expense through June 30, 2018, and loss on debt extinguishment. Non-GAAP net income is decreased by amounts accrued for contingent interest payable through Aug. 15, 2017, related to the subordinated convertible debentures, and is adjusted for an income tax rate of 22 percent starting from the first quarter of 2018, 25 percent for the second through the fourth quarters of 2017, and 26 percent for the first quarter of 2017, all of which differ from the GAAP income tax rate.
On a quarterly basis, Verisign also provides Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and is calculated in accordance with the terms of the indentures governing Verisign’s senior notes. Adjusted EBITDA refers to net income before interest, taxes, depreciation and amortization, stock-based compensation, unrealized gain/loss on hedging agreements, gain on the sale of a business, and loss on debt extinguishment.
Management believes that this non-GAAP financial data supplements the GAAP financial data by providing investors with additional information that allows them to have a clearer picture of Verisign’s operations and financial performance and the comparability of Verisign’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP.
The tables appended to this release include a reconciliation of the non-GAAP financial information to the comparable financial information reported in accordance with GAAP for the given periods.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2018 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (786) 789-4776 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign, a leader in domain names and internet infrastructure, enables internet navigation for many of the world’s most recognized domain names. Verisign enables the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more about what it means to be Powered by Verisign, please visit Verisign.com.

VRSNF

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, whether an amended .com Registry Agreement will include any or all of the changes permitted in Amendment 35; the failure to renew key agreements on similar terms, or at all; new or existing governmental laws and regulations in the U.S. or other applicable foreign jurisdictions; system interruptions, security breaches, attacks on the internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the impact of changes to the multi-stakeholder model of internet governance; risks arising from our operation of two root zone servers and our performance of the Root Zone Maintainer functions; changes in internet practices and behavior and the adoption of substitute technologies; the success or failure of the evolution of our markets; the highly competitive business environment in which we operate; whether we can maintain strong relationships with registrars and their resellers to maintain their marketing focus on our products and services; the possibility of system interruptions or failures; challenging global economic conditions; economic, legal and political risk associated with our international operations; our ability to protect and enforce our rights to our intellectual property and ensure that we do not infringe on others’ intellectual property; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; the impact of our new strategic initiatives, including our IDN gTLDs; whether we can retain and motivate our senior management and key employees; and the impact of unfavorable tax rules and regulations. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2017, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-3800

©2019 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$357,415	$465,851
Marketable securities	912,254	1,948,900
Other current assets	47,365	31,402
Total current assets	1,317,034	2,446,153
Property and equipment, net	253,905	263,513
Goodwill	52,527	52,527
Deferred tax assets	104,992	15,392
Deposits to acquire intangible assets	145,000	145,000
Other long-term assets	41,046	18,603
Total long-term assets	597,470	495,035
Total assets	$1,914,504	$2,941,188
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$215,208	$219,603
Deferred revenues	732,382	713,309
Subordinated convertible debentures, including contingent interest derivative	—	627,616
Total current liabilities	947,590	1,560,528
Long-term deferred revenues	285,720	286,097
Senior notes	1,785,047	1,782,529
Deferred tax liabilities	134	444,108
Other long-term tax liabilities	281,487	128,197
Total long-term liabilities	2,352,388	2,640,931
Total liabilities	3,299,978	4,201,459
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 352,325 at December 31, 2018 and 325,218 at December 31, 2017; Outstanding shares: 120,037 at December 31, 2018 and 97,591 at December 31, 2017	352	325
Additional paid-in capital	15,706,774	16,437,135
Accumulated deficit	(17,089,789)	(17,694,790)
Accumulated other comprehensive loss	(2,811)	(2,941)
Total stockholders’ deficit	(1,385,474)	(1,260,271)
Total liabilities and stockholders’ deficit	$1,914,504	$2,941,188

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$307,452	$295,501	$1,214,969	$1,165,095
Costs and expenses:
Cost of revenues	48,368	47,680	192,134	193,326
Sales and marketing	17,179	25,488	64,891	81,951
Research and development	15,042	12,773	57,884	52,342
General and administrative	32,897	33,128	132,668	129,754
Total costs and expenses	113,486	119,069	447,577	457,373
Operating income	193,966	176,432	767,392	707,722
Interest expense	(22,634)	(40,467)	(114,845)	(136,336)
Non-operating income, net	62,570	6,082	76,969	27,626
Income before income taxes	233,902	142,047	729,516	599,012
Income tax expense	(51,707)	(39,210)	(147,027)	(141,764)
Net income	182,195	102,837	582,489	457,248
Other comprehensive income	192	213	130	512
Comprehensive income	$182,387	$103,050	$582,619	$457,760

Earnings per share:
Basic	$1.51	$1.05	$5.13	$4.56
Diluted	$1.50	$0.83	$4.75	$3.68
Shares used to compute earnings per share
Basic	120,591	98,215	113,452	100,325
Diluted	121,329	124,257	122,661	124,180

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$582,489	$457,248
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	48,367	49,878
Stock-based compensation	52,504	52,907
Gain on sale of business	(54,840)	(10,421)
Loss on debt extinguishment	6,554	—
Payment of contingent interest	—	(15,232)
Amortization of debt discount and issuance costs	7,137	14,678
Amortization of discount on investments in debt securities	(18,259)	(14,860)
Other, net	955	826
Changes in operating assets and liabilities
Prepaid expenses and other assets	1,041	13,775
Accounts payable and accrued liabilities	(2,130)	15,483
Deferred revenues	19,825	25,348
Net deferred income taxes and other long-term tax liabilities	54,124	113,131
Net cash provided by operating activities	697,767	702,761
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	4,031,809	4,562,161
Purchases of marketable securities	(2,976,752)	(4,929,834)
Proceeds from sale of business	52,240	11,748
Purchases of property and equipment	(37,007)	(49,499)
Other investing activities	(160)	—
Net cash provided by (used in) investing activities	1,070,130	(405,424)
Cash flows from financing activities:
Repayment of principal on subordinated convertible debentures	(1,250,009)	—
Proceeds from employee stock purchase plan	12,836	12,915
Repurchases of common stock	(638,152)	(621,173)
Proceeds from senior notes, net of issuance costs	—	543,185
Net cash used in financing activities	(1,875,325)	(65,073)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(958)	1,294
Net (decrease) increase in cash, cash equivalents and restricted cash	(108,386)	233,558
Cash, cash equivalents, and restricted cash at beginning of period	475,139	241,581
Cash, cash equivalents, and restricted cash at end of period	$366,753	$475,139
Supplemental cash flow disclosures:
Cash paid for interest	$117,956	$117,234
Cash paid for income taxes, net of refunds received	$84,906	$28,294

VERISIGN, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2018		2017
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$193,966	$182,195	$176,432	$102,837
Adjustments:
Stock-based compensation	11,098	11,098	12,864	12,864
Non-cash interest expense		—		3,851
Tax adjustment		(2,193)		(480)
Non-GAAP	$205,064	$191,100	$189,296	$119,072

Revenues	$307,452		$295,501
Non-GAAP operating margin	66.7%		64.1%
Diluted shares		121,329		124,257
Diluted EPS, non-GAAP		$1.58		$0.96

	Year Ended December 31,
	2018		2017
	Operating Income	Net Income	Operating Income	Net Income
GAAP as reported	$767,392	$582,489	$707,722	$457,248
Adjustments:
Stock-based compensation	52,504	52,504	52,907	52,907
Unrealized loss on contingent interest derivative on the subordinated convertible debentures		—		893
Non-cash interest expense		5,719		14,678
Contingent interest payable on subordinated convertible debentures		—		(9,445)
Loss on debt extinguishment		6,554		—
Tax adjustment		(27,717)		(24,352)
Non-GAAP	$819,896	$619,549	$760,629	$491,929

Revenues	$1,214,969		$1,165,095
Non-GAAP operating margin	67.5%		65.3%
Diluted shares		122,661		124,180
Diluted EPS, non-GAAP		$5.05		$3.96

VERISIGN, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

The following table reconciles GAAP net income to non-GAAP Adjusted EBITDA for the periods shown below:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018
Net Income	$182,195	$102,837	$582,489
Interest expense	22,634	40,467	114,845
Income tax expense	51,707	39,210	147,027
Depreciation and amortization	11,917	12,213	48,367
Stock-based compensation	11,098	12,864	52,504
Unrealized (gain) loss on hedging agreements	(30)	43	(100)
Gain on sale of business	(54,840)	—	(54,840)
Loss on debt extinguishment	—	—	6,554
Non-GAAP Adjusted EBITDA	$224,681	$207,634	$896,846

VERISIGN, INC.
STOCK-BASED COMPENSATION CLASSIFICATION
(In thousands)
(Unaudited)

The following table presents the classification of stock-based compensation:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of revenues	$1,652	$1,719	$6,835	$7,030
Sales and marketing	579	1,433	4,972	5,688
Research and development	1,696	1,560	6,728	6,113
General and administrative	7,171	8,152	33,969	34,076
Total stock-based compensation expense	$11,098	$12,864	$52,504	$52,907